Exhibit 99.1

GSI Group Announces Financial Results for the

Second Quarter 2011

•	Second Quarter Revenue of $101.4 million, 18% growth versus prior year

•	Second Quarter EPS of $0.30

•	Second Quarter Adjusted EBITDA of $19.4 million, 20% growth versus prior year

•	Second Quarter Net Debt down to $34.1 million

Bedford, MA — GSI Group Inc. (NASDAQ: GSIG) (the “Company” or “GSI”), a global leader and supplier of laser-based solutions, precision motion controls and technologies, and semiconductor systems to global industrial, electronics, medical, and scientific markets, today reported financial results for the second quarter of 2011, ended July 1, 2011.

Second Quarter Results

During the second quarter of 2011, GSI generated revenue of $101.4 million, an increase of 18% from $85.7 million in the same period a year ago. The three reportable business segments of the Company all experienced double digit growth in the second quarter, compared to the same period a year before.

The Company recognized $4.2 million of net revenue in the second quarter of 2011 that had been deferred under multi-element arrangements entered into prior to the adoption of ASU 2009-13. Specific to the Company’s adoption of ASU 2009-13 in the first quarter of 2011, the Company did not defer any revenue on new orders placed in the quarter, related to multiple element arrangements, delivered over multiple periods.

“The second quarter demonstrated strong financial performance and is further evidence of the Company’s capability and potential,” said John Roush, Chief Executive Officer.

Earnings per share (“EPS”) for the second quarter of 2011 were $0.30, up from a loss of $(0.32) in the second quarter of 2010. Adjusted EBITDA, which includes the adjustments noted in the reconciliation below, was $19.4 million in the second quarter of 2011, a 20% increase from $16.2 million in the second quarter of 2010.

Adjusted EBITDA in the second quarter of 2011 includes $1.6 million of gross profit from the $4.2 million of net revenue that had been previously deferred under multi-element arrangements entered into prior to the adoption of ASU 2009-13.

Cash and cash equivalents at July 1, 2011 were $74.0 million versus $56.8 million as of December 31, 2010. The Company finished the second quarter with approximately $34.1 million of Net Debt, as defined in the reconciliation below.

On July 18, 2011, the Company provided formal notice that it had elected to optionally redeem $35.0 million in aggregate principal amount of its outstanding $108.1 million 12.25% Senior Secured PIK Election Notes due 2014 (“Notes”). After consummation of this redemption on August 17, 2011, $73.1 million in aggregate principal amount of the Notes will remain outstanding. The Company continues to pursue a refinancing of all such remaining Notes, which it still expects to complete in the third quarter of 2011.

“With another quarter of strong operating results and cash flows, we feel the Company is well positioned to execute on its strategic initiatives” said Mr. Roush.

The Company also completed the staffing of its senior executive team with the appointment of business leaders for all three of its operating business segments, and the selection of a new Corporate Controller and a new Vice President of Human Resources.

“We now have our complete senior executive team in place, which enables us to accelerate our progress in driving our growth strategies across the company.” said Mr. Roush.

Financial Overview by Reporting Segment

The Company operates in three reportable business segments: Laser Products, Precision Motion and Technologies and Semiconductor Systems. The following sets forth external revenue and gross profit by reportable segment for the periods noted.

Laser Products:

•	2011 second quarter revenue was $35.1 million, a 14% increase compared to $30.9 million in the second quarter of 2010.

•	Second quarter gross profit of $14.0 million, reflecting a 40% gross margin, compared to $11.4 million for the second quarter of 2010, a 37% gross margin.

Precision Motion and Technologies:

•	2011 second quarter revenue was $52.6 million, a 21% increase compared to $43.6 million in the second quarter of 2010.

•	Second quarter gross profit of $25.1 million, reflecting a 48% gross margin, compared to $22.6 million for the second quarter of 2010, a 52% gross margin.

Semiconductor Systems:

•	2011 second quarter revenue was $13.6 million, a 21% increase compared to $11.3 million for the second quarter of 2010.

•	Second quarter gross profit of $5.9 million, reflecting a 43% gross margin, compared to $4.0 million in the second quarter of 2010, a 35% gross margin.

Financial Guidance

For the third quarter of 2011, the Company expects revenue to be in the range of $93 to $95 million. Adjusted EBITDA for the third quarter of 2011 is expected to be in the range of $15 to $17 million. This guidance includes approximately $1 million of expected revenue and approximately $0.5 million of expected gross profit that had been deferred from multi-element arrangements entered into prior to the adoption of ASU 2009-13 and that is expected to be recognized in the quarter.

For the full year 2011, the Company maintains its prior forecast with revenues in the range of $375 to $385 million and Adjusted EBITDA for the full year in the range from $68 million to $73 million. This guidance includes approximately $8 million of expected revenue and approximately $4 million of expected gross profit recognized that had been deferred from multi-element arrangements entered into prior to the adoption of ASU 2009-13 and that is expected to be recognized in the year.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the Company’s opportunities for future success; the Company’s expectation to deliver strong financial returns; the Company’s progress on rebuilding its organization; the execution on its strategic initiatives; the timing of refinancing the Company’s debt; the Company’s optimism regarding its prospects for the future; and other statements that are not historical facts.

These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following: the financial guidance set forth above; financial condition or results of operations; the highly unpredictable nature of the semiconductor and electronics materials processing industry; the Company’s ability to manage its significant indebtedness in light of current economic and business conditions; the Company’s ability to grow and increase profitability; the Company’s ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company’s need to invest in research and development; the Company’s ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; the effects of competition; the Company’s ability to identify and hire permanent senior management; the Company’s failure to identify and manage weaknesses in internal controls; the Company’s ability to timely file periodic reports with the SEC in the future; the incurrence of additional material obligations as part of the Chapter 11 restructuring; and the Company’s ability to convert bookings and backlog into shipments or revenue, as they are subject to termination or cancellation under certain circumstances. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

Conference Call Information

The Company will host a conference call on August 11, 2011 at 5:00 p.m. ET to discuss these results. John A. Roush, chief executive officer, and Robert Buckley, chief financial officer, will host the conference call.

To access the call, please dial (877) 482-5124 prior to the scheduled conference call time.

A playback of this conference call will be available beginning 9:00 p.m. ET, Thursday, August 11, 2011. The playback phone number is (855) 859-2056 or (404) 537-3406 and the code number is 85672503. The playback will remain available until 9:00 p.m. ET, Thursday, August 25, 2011.

A replay of the audio webcast will be available three hours after the conclusion of the call on the Investor Relations section of the Company’s web site at www.gsig.com.

About GSI

GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.’s common shares are quoted on NASDAQ (GSIG).

More information about GSI is available on the Company’s website at www.gsig.com. For additional information, please contact GSI Group Inc., Investor Relations, at (781) 266-5137 or InvestorRelations@gsig.com.

GSI GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	July 1, 2011	July 2, 2010
Sales	$101,370	$85,737
Cost of goods sold	56,377	47,681

Gross profit	44,993	38,056

Operating expenses:
Research and development and engineering	7,946	7,399
Selling, general and administrative	21,254	17,573
Amortization of purchased intangible assets	987	1,126
Restructuring, restatement related costs and other	(61)	1,011
Post-emergence professional fees	94	—

Total operating expenses	30,220	27,109

Income from operations	14,773	10,947
Interest income	19	25
Interest expense	(3,414)	(5,747)
Foreign exchange transaction gains (losses), net	(123)	(106)
Other income (expense), net	358	1,081

Income from operations before reorganization items and income taxes	11,613	6,200
Reorganization items	—	(10,617)

Income (loss) from operations before income taxes	11,613	(4,417)
Income tax provision	1,538	638

Consolidated net income (loss)	10,075	(5,055)
Less: Net income attributable to noncontrolling interest	(9)	(11)

Net Income (loss) attributable to GSI Group Inc.	$10,066	$(5,066)

Net Income (loss) attributable to GSI Group Inc. per common share-basic & diluted	$0.30	$(0.32)

Weighted average common shares outstanding - Basic	33,478	15,967
Weighted average common shares outstanding - Diluted	33,595	15,967

GSI GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	July 1, 2011	December 31, 2010

ASSETS
Current Assets:
Cash and cash equivalents	$73,999	$56,781
Accounts receivable, net	58,339	55,110
Inventories	71,112	66,721
Other current assets	35,566	39,515

Total current assets	239,016	218,127
Property, plant and equipment, net	43,623	45,402
Intangible assets, net	49,269	53,139
Goodwill	44,578	44,578
Other assets	7,528	5,921

Total Assets	$384,014	$367,167

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$19,465	$19,766
Deferred revenue	7,195	15,006
Accrued expenses and other liabilities	28,567	24,490

Total current liabilities	55,227	59,262

Debt	108,107	107,575
Other long-term liabilities	20,745	21,652

Total long-term liabilities	128,852	129,227

Total Liabilities	184,079	188,489

Stockholders’ Equity:
Total GSI Group Inc. stockholders’ equity	199,542	178,349
Noncontrolling interest	393	329

Total stockholders’ equity	199,935	178,678

Total Liabilities and Stockholders’ Equity	$384,014	$367,167

GSI GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	July 1, 2011	July 2, 2010
Cash flows from operating activities:
Consolidated net income (loss)	$10,075	$(5,055)
Adjustments to reconcile net income (loss) from operations to net cash provided by (used in) operations:
Depreciation and amortization	3,867	3,838
Share-based compensation	772	366
Deferred income taxes	(139)	235
Other non-cash items	1,637	1,241
Earnings from equity investment	(385)	(430)
Gain on sale of auction rate securities	—	(652)
Changes in operating assets and liabilities
Accounts receivable	(2,540)	(4,767)
Inventories	(2,615)	(592)
Other operating assets and liabilities	3,657	4,943
Deferred revenue and costs of goods sold	(2,048)	461

Net cash provided by (used in) operating activities	12,281	(412)

Cash flows from investing activities:
Purchases of property, plant and equipment	(504)	(540)
Proceeds from the sale of auction rate securities	—	8,738

Net cash provided by (used in) investing activities	(504)	8,198

Cash flows from financing activities:
Payments for debt issuance costs	—	(513)

Net cash used in financing activities	—	(513)

Effect of exchange rate changes on cash and cash equivalents	885	98

Net increase in cash and cash equivalents	$12,662	$7,371
Cash and cash equivalents, beginning of period	$61,337	$80,002

Cash and cash equivalents, end of period	$73,999	$87,373

Reconciliation of Net Loss to Adjusted EBITDA*

(In thousands of U.S. dollars)

Adjusted EBITDA (as defined below) is a non-GAAP financial measure. Management believes this non-GAAP financial measure provides meaningful supplemental information regarding the Company’s operating results because it excludes amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the Company, as well as non-cash share-based compensation. Management believes Adjusted EBITDA allows readily viewing operating trends and performing analytical comparisons. Accordingly, the Company believes this non-GAAP measure provides greater transparency and insight into management’s method of analysis. While management believes this non-GAAP financial measure provides useful information, it is not an operating measure under U.S. GAAP, and therefore, it should not be considered in isolation from, or as a substitute for, other GAAP financial measures such as income (loss) from operations or net income (loss).

	Three Months Ended
	July 1, 2011	July 2, 2010
	(Unaudited)	(Unaudited)

Net Income (loss) attributable to GSI Group Inc.	$10,066	$(5,066)
Interest expense, net of interest income	3,395	5,722
Income tax provision	1,538	638
Depreciation and amortization	3,867	3,838
Share-based compensation	772	366
Reorganization items (net), restructuring, restatement costs and other non-recurring costs	33	11,628
Other	(235)	(975)

Adjusted EBITDA	$19,436	$16,151

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as the net income (loss) attributable to GSI Group Inc. before deducting interest expense, net of interest income, income taxes, depreciation, amortization, non-cash share-based compensation and other non-operating charges, including reorganization items, restructuring costs, restatement costs, and other non-recurring items, such as foreign exchange gains/losses, equity earnings, and the sales of auction rate securities. Reorganization items, restructuring costs and restatement costs include costs incurred in connection with the Company’s 2009 bankruptcy filing, the filing of the joint Chapter 11 plan of reorganization, administration of the bankruptcy, confirmation of the plan of reorganization and the debt restructuring and the review and investigation of revenue transactions examined in connection with the restatement of the Company’s 2004 through 2008 financial statements. Where outside professionals provided both services typically provided by employees as well as services defined above, the Company has allocated the expenses between operating costs and reorganization costs, reorganization items and restatement costs. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

This non-GAAP financial measure listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Definition of Net Debt

(In thousands of U.S. dollars)

The Company defines Net Debt, a non-GAAP financial measure, as its total debt less its cash and cash equivalents. Management uses Net Debt to monitor the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	July 1, 2011	December 31, 2010
	(unaudited)	(unaudited)

Debt	$108,107	$107,575
Less: Cash and cash equivalents	(73,999)	(56,781)

Net Debt	$34,108	$50,794

Non-GAAP Financial Measures

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non- GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

GSI Group Inc.

Investor Relations Contact:

Robert Buckley

(781) 266-5137

* * * *